SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report  (Date of earliest event reported) December 10, 2003

ABERDEEN MINING COMPANY

(Exact name of registrant as specified in its charter)

            Nevada

   000-50048

   90-0139266

(State or other jurisdiction

(Commission

(IRS Employer

  of incorporation)

 File  Number)

 Identification No.)

2024 105th Pl. S.E., Everett, WA  98208

(Address of principal executive offices)

Registrant's telephone number, including area code: (425) 337-7778

ABERDEEN IDAHO MINING COMPANY

 (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

Merger with Subsidiary

Pursuant to a Plan of Merger adopted by the Company’s Board of Directors on August 1, 2003, the Company merged with its wholly-owned subsidiary, Aberdeen Mining Company, a Nevada corporation. The merger was effected by a share-for-share exchange between the constituent corporations, and was subject to the approval of a majority vote of shareholders. On December 4, 2003, at an annual meeting of the shareholders, the Merger was approved and became effective upon the filing of the Articles of Merger with the state of Nevada on December 10, 2003. Pursuant to the Plan of Merger, the Company’s name is now Aberdeen Mining Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERDEEN MINING COMPANY

Date:     January 29, 2004

        /s/ Martyn A. Powell

By:  ________________________

       Martyn A. Powell, President